June 10, 2026

ZeroStack Corp.
40 King Street West,
Suite 2400
Toronto, Ontario
M5H 3Y2

Dear Sirs/Mesdames:

Re: Continuance of ZeroStack Corp. - Registration Statement on Form S-4 - Canadian Income Tax Considerations

We have acted as Canadian tax counsel to ZeroStack Corp. ("ZeroStack" or the "Company"), an Ontario corporation, in connection with certain Canadian federal income tax considerations related to the Continuance, as defined in the registration statement on Form S-4 ("Registration Statement"), filed by ZeroStack with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

As outlined in the Registration Statement, the Continuance will involve changing ZeroStack's jurisdiction of incorporation from the Province of Ontario, Canada, to the State of Texas, United States of America, from and after which, ZeroStack will become a corporation ("ZeroStack Texas") subject to the Texas Business Organizations Code ("TBOC").

Pursuant to the Continuance, among other things, each outstanding Common Share of ZeroStack at the time of the Continuance will remain issued and outstanding as a share of ZeroStack Texas after ZeroStack's corporate existence is continued from Ontario under the Business Corporations Act (Ontario) to Texas pursuant to a conversion under the TBOC.

This opinion is being delivered in connection with the Registration Statement and will appear as an exhibit to the Registration Statement.

In rendering this opinion, we reviewed the Registration Statement and such other documents and information, and have made such other investigations, as were necessary or relevant in our reasonable opinion in the circumstances.

In our review, we assumed, without independent verification, (i) the authenticity of original documents and the genuineness of signatures, (ii) the accuracy of copies, (iii) that the execution and delivery by each party to a document or contract, and the performance by such party of its obligations thereunder, were authorized by all necessary measures and do not violate or result in a breach of, or default under, such party's certificate or instrument of formation and by-laws, or the laws of such party's jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement, each with respect to itself, have complied, and will continue to comply, with all covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will continue to be carried out in accordance with the terms of such agreement, and (vii) that the statements concerning the Continuance provided in the Registration Statement (including, without limitation, the exhibits thereto) are true, correct and complete, and will remain true, correct and complete at all times, up to and including the effective time of the Continuance. In addition, in rendering this opinion, we have relied upon, without independent verification: (i) certain facts and representations that were provided or made to us by you and your agents which we assume are, and will continue to be, true, correct and complete; and (ii) an opinion of Dorsey & Whitney LLP as to the interpretation of certain legal matters upon ZeroStack becoming subject to the TBOC.

This opinion is based upon the current provisions of the Income Tax Act (Canada) and regulations thereunder in force as of the date hereof, as well as the current administrative policies and assessing practices of the Canada Revenue Agency published in writing and publicly available prior to the date hereof.

This opinion also takes into account all specific proposals to amend the Income Tax Act (Canada) that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments"). Except for the Proposed Amendments, this opinion does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the Canada Revenue Agency.

We assume no duty to inform you of any changes in law or administrative policies or assessing practices. This opinion additionally does not take into account other federal or any provincial, territorial or foreign tax legislation or considerations. Such considerations may differ materially from those considered in drafting this opinion.

On the basis of, and subject to, the foregoing, along with all limitations and qualifications set forth herein and in the Registration Statement (including those under the heading "Canadian Income Tax Considerations" therein), the discussion set forth under the heading "Canadian Income Tax Considerations" in the Registration Statement, insofar as it expresses conclusions as to the application of Canadian federal income tax law to ZeroStack and holders of its Common Shares as a result of the Continuance, is our opinion.

We are furnishing this opinion in connection with the filing of the Registration Statement. This opinion is not to be relied upon for any other purpose unless pursuant to our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as well as to the reference to our name in the Registration Statement.

Yours truly,

/s/ Fogler, Rubinoff LLP